Exhibit 3 (i)
CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PANHANDLE ROYALTY COMPANY
     We, the undersigned officers of Panhandle Royalty Company, an Oklahoma corporation (the “Corporation”), in order to effect an amendment to the Articles of Incorporation of the Corporation, hereby certify as follows:
     1. The amendment set forth herein was duly adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.
     2. The Articles of Incorporation of the Corporation are hereby amended as follows:
     ARTICLE ONE of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:
“The name of the corporation is Panhandle Oil and Gas Inc.”
     ARTICLE FIVE of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:
     “The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-four million five hundred shares (24,000,500), divided into twenty-four million (24,000,000) shares of Class A Common Stock of the par value of $0.01666 per share and five hundred (500) shares of Class B Common Stock of the par value of one and no/100 Dollars per share.
     With respect to all matters as to which the holders of Class A Common Stock are entitled to vote, each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common stock that is registered in such shareholder’s name on the applicable record date, except as may be otherwise required by law, Class B Common Stock shall be nonvoting stock of the Corporation.”
     3. The remaining provisions of the Articles of incorporation not amended hereby shall remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF, the undersigned officers have signed this Certificate of Amendment to the Articles of Incorporation on this 2nd day of April, 2007.

PANHANDLE ROYALTY COMPANY, an Oklahoma corporation

By:	/s/ Michael C. Coffman

Michael C. Coffman, Co-President

ATTEST:

/s/ Jann Giebler

Jann Giebler, Asst. Secretary

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CHANGE OR DESIGNATION
OF
REGISTERED AGENT
AND/OR REGISTERED OFFICE
(OKLAHOMA CORPORATION)
TO: OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd, Room 101, State Capital Building
Oklahoma City, OK 73 105-4897
PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax Commission, Franchise Tax Department, stating that the franchise tax, due yearly, has been paid for the current fiscal year.
The undersigned, for the purpose of changing its registered agent and/or registered office pursuant to Section 1023/1026 of the Oklahoma General Corporation Act, hereby certifies:
     1. The name of the corporation is: PANHANDLE ROYALTY COMPANY.
     2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Michael C. Coffman,	5400 N. Grand Blvd. Suite 305	Oklahoma City, OK	73112

Name of Agent	Street Address	City County	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)
     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by it President or Vice President and attested to by its Secretary or Assistant Secretary, this ___ day of March, 2006.

PANHANDLE ROYALTY COMPANY

By:	/s/ Michael C. Coffman

Co-President Michael C. Coffman (PLEASE PRINT NAME)

ATTEST:
/s/ Lonnie Lowry

Secretary Lonnie Lowry (PLEASE PRINT NAME)

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PANHANDLE ROYALTY COMPANY
     We, the undersigned officers of Panhandle Royalty Company, an Oklahoma corporation (the “Corporation”), in order to effect an amendment to the Articles of Incorporation of the Corporation, hereby certify as follows:
     1. The amendment set forth herein was duly adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.
     2. The Articles of Incorporation of the Corporation are hereby amended as follows:
     ARTICLE FIVE of the Articles of Incorporation of the Corporation is amended and restated in its entirety to read as follows:
     “The total number of shares of capital stock which the Corporation shall have authority to issue is twelve million five hundred shares (12,000,500), divided into twelve million (12,000,000) shares of Class A Common Stock of the par value of $0.01666 per share and five hundred (500) shares of Class B Common Stock of the par value of one and no/100 Dollars ($1.00) per share.
     With respect to all matters as to which the holders of Class A Common Stock are entitled to vote, each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common stock that is registered in such shareholder’s name on the applicable record date, except as may be otherwise required by law. Class B Common Stock shall be nonvoting stock of the Corporation.”
     3. Effective as of the close of business on April 1, 2004, there shall occur a split of the outstanding shares of the Corporation’s Class A Common Stock on a two (2) shares for one (1) share basis such that each one (1) share of Class A Common Stock, par value three and one-third cents (3 1/30) per share, of the Corporation outstanding immediately prior to the two-for-one stock split shall be converted into two (2) shares of Class A Common Stock, par value $001666 per share, of the Corporation, all without any further action of the Corporation or the holders of Class A Common Stock. Each certificate representing shares of Class A Common Stock as of the effective time of the two-for-one stock split shall continue to represent the same number of shares of Class A Common Stock, as are reflected on such certificate but on a post-split basis, and the holders of record thereof shall be entitled to receive from the Corporation certificates representing the additional aggregate number of shares of Class A Common Stock to which each such record holder is entitled as a result of the two-for-one stock split.
     4. The remaining provisions of the Articles of Incorporation not amended hereby shall remain unchanged and in full force and effect.

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     5. This Certificate of Amendment shall be effective as of the close of business on April 1, 2004 (C.S.T.).
     IN WITNESS WHEREOF, the undersigned officers have signed this Certificate of Amendment to the Articles of Incorporation on this 2nd day of March, 2004.

PANHANDLE ROYALTY COMPANY, an Oklahoma corporation

By:	/s/ HW Peace, II

H W Peace, II, President

ATTEST:

/s/ Michael C. Coffman

Michael C. Coffman, Secretary

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CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PANHANDLE ROYALTY COMPANY
     We, the undersigned officers of Panhandle Royalty Company, an Oklahoma corporation (the “Corporation”), in order to effect an amendment to the Articles of Incorporation of the Corporation, hereby certify as follows:
     1. The amendment set forth herein was duly adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.
     2. The Articles of Incorporation of the Corporation are hereby amended as follows:
(i)	ARTICLE THREE of the Articles of Incorporation of the Corporation is amended and restated in its entirety to read as follows:
The duration of this corporation is perpetual.

(ii)	ARTICLE FIVE of the Articles of Incorporation is amended and restated in its entirety to read as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is six million five hundred shares (6,000,500), divided into six million (6,000,000) shares of Class A Common Stock of the par value of three and one-third cents (3 1/3¢) per share and five hundred (500) shares of Class B Common Stock of the par value of one and no/100 Dollars ($1.00) per share.

With respect to all matters as to which the holders of Class A Common Stock are entitled to vote, each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock that is registered in such shareholder’s name on the applicable record date, except as may be otherwise required by law. Class B Common Stock shall be nonvoting stock of the corporation.

(iii)	A new ARTICLE NINE shall be added to the Articles of Incorporation to read as follows:

No merger, consolidation, liquidation or dissolution of the corporation, nor any action that would result in the same or other disposition of all or substantially all of the assets of the corporation shall be valid unless first approved by the affirmative vote of

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the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock then entitled to vote on such matters; provided, however, that if any such action has been approved prior to the vote by the shareholders by a two-thirds of the corporation’s whole Board, the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote on such matters shall be required, to the extent such shareholder approval is otherwise required by the Oklahoma General Corporation Act.

The provisions set forth in this Article may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of holders of sixty- six and two-thirds percent (66-2/3%) of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters, or (b) the affirmative vote of two-thirds of the whole Board of the corporation and the affirmative vote of holders of a majority of the shares of the corporation’s capital stock then issued and outstanding and entitled to vote on such matters.
     3. The remaining paragraphs of Articles of Incorporation shall remain in full force and effect and shall not be affected by this amendment.
     IN WITNESS WHEREOF, the undersigned officers have signed this Certificate of Amendment on this 7th day of May, 1999.

PANHANDLE ROYALTY COMPANY, an Oklahoma corporation

By:	/s/ HW Peace, II

H. W. Peace, II, President

ATTEST:

/s/ Michael C. Coffman

Michael C. Coffman, Secretary

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AGREEMENT AND PLAN OF MERGER BETWEEN PANHANDLE
ROYALTY COMPANY, AN OKLAHOMA CORPORATION (“PANHANDLE”),
AND NEW MEXICO OSAGE COOPERATIVE ROYALTY COMPANY, A
NEW MEXICO CORPORATION (“NMO”) EFFECTIVE MARCH 31, 1988
FILING CERTIFICATE
(Oklahoma)
     The undersigned, being the President and Secretary of Panhandle Royalty Company, an Oklahoma corporation (“Panhandle”) hereby certify that:
1.	An originally executed and acknowledged copy of the Agreement and Plan of Merger between Panhandle and NMO is attached to this Filing Certificate for filing pursuant to Section 1082 of the Oklahoma General Corporation Act.

2.	The Agreement and Plan of Merger has been adopted and approved by NMO in accordance with the laws of the state of New Mexico.

3.	The Agreement and Plan of Merger has been adopted by Panhandle pursuant to the provisions of Section 1081(F) of the Oklahoma General Corporation Act and as of this date, the outstanding shares of Panhandle are such as to render Section 1081(F) applicable and allow the Agreement and Plan of Merger to be adopted by Panhandle by action of its Board of Directors and without any vote of its shareholders.

4.	Pursuant to Section 1007(D) of the Oklahoma General Corporation Act, the Agreement and Plan of Merger shall not be effective on the date of filing but will be effective as of March 31, 1988.
Dated as of this 15th day of March, 1988.

PANHANDLE ROYALTY COMPANY,

By:	/s/ Rex U. Lollar

Rex Lollar, President

By:	/s/ Albert F. Schrempp

Albert F. Schrempp, Secretary

AGREEMENT AND PLAN 0F MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated as of November 6, 1987 is by and between PANHANDLE ROYALTY COMPANY, an Oklahoma corporation (“PRC”) , and NEW MEXICO-OSAGE COOPERATIVE ROYALTY COMPANY, a New Mexico corporation (the “Company”) (PRC and the Company are hereinafter collectively referred to as the “Constituent Corporations”).
     WHEREAS, this Agreement and Plan of Merger has been approved by a majority of the Board of Directors of the Company and the Board has approved recommending to the Company’s stockholders the adoption of the Merger Agreement and approval of the merger; and
     WHEREAS, the Merger Agreement will be submitted to the stockholders of the Company for adoption pursuant to the applicable provisions of the New Mexico Corporation Statutes (“NMCS”) , upon the terms and subject to the conditions hereof; and
     WHEREAS, the Merger Agreement has been approved by a majority of the Board of Directors of PRC; and
     WHEREAS, subject to the terms and conditions herein, the parties desire that the Company be merged with and into PRC, which merger shall constitute a reorganization as defined in Section 368 of the Internal Revenue Code of 1986, as amended.
     The parties hereto agree as follows:
1. The Merger.
     1.1 Effective Time of the Merger. The Merger shall become effective in accordance with the terms of a certificate of merger filed with applicable governmental agencies. The time the merger becomes effective is hereinafter referred to as the Effective Time.” The parties shall use their best efforts to cause the Effective Time to occur on or as soon as possible after all conditions precedent have been fulfilled; provided the Merger Agreement has not been terminated or abandoned pursuant to the provisions of Section 9 hereof.
     1.2 Surviving Corporation. At the Effective Time the Company shall be merged with and into the PRC. PRC shall be the surviving corporation (the “Surviving Corporation”) and it shall continue its corporate existence under the laws of the State of Oklahoma.
     1.3 Certificate of Incorporation. The Certificate of Incorporation of PRC at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.
     1.4 By-laws. The By-laws of PRC at the Effective Time shall be the By-laws of the Surviving Corporation until amended as therein provided.

     1.5 Directors and Officers. The Board of Directors and officers of PRC at the Effective Time shall be the Board of Directors and officers of the Surviving Corporation upon and following the Effective Time.
     1.6 Taking of Necessary Action; Further Action. PRC and the Company, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions hereof. Each party will furnish the other such information within its knowledge as the other may reasonably request in order to prepare such filings and other documents as this Agreement and the transactions contemplated hereby may require. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of PRC or the Company, the officers and directors of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.
2. Conversion of Shares.
     2.1 Status and Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either the Company or PRC:
     (a) Each share of PRC common stock outstanding immediately prior to the Effective Time shall be converted into one share of common stock in the Surviving Corporation.
     (b) Each share of the Company’s common stock outstanding immediately prior to the Effective Time (excluding (i) shares of the Company’s common stock held by the Company as treasury shares, which shall cease to exist and be cancelled, and (ii) shares of Dissenting common stock, as hereinafter defined), shall be converted into and shall represent solely the right to receive, upon surrender of the certificate theretofore evidencing such share either: (i) $2,310 per share cash, without interest, in accordance with the provisions hereof; or (ii) 210 shares of common stock of the Surviving Corporation (“Common Stock”). Provided however, no more than 45% of the outstanding shares of the Company’s common stock may be converted into a right to receive cash (included in such 45% will be shareholders receiving cash pursuant to Section 2.1(c) and Section 3.2 hereof). Such election to receive either cash or Common Stock is at the option of the shareholders of the Company; provided that, if more than 45% of the outstanding shares of the Company’s common stock elect to receive cash, all shareholders electing to receive cash will receive a combination of cash and shares of Common Stock in the Surviving Corporation on a pro rata basis to insure that no more than 45% of the outstanding shares of common stock of the Company receive cash. Each Shareholder of the Company shall be required to notify the Surviving Corporation of its election to receive either cash or stock within ninety (90) days after the consummation of the merger. Any shareholder who fails to notify the Surviving Corporation within such time period of its election will be deemed to have elected to receive stock. Any such election shall be irrevocable.

     (c) No fractional shares will be issued. In lieu of issuing fractional shares, the shareholder may elect to either: (i) receive cash, or (ii) pay the additional cash amount necessary to receive a full share of common stock in PRC.
     2.2 Paying Agent and Payment Procedure.
     (a) Promptly after the Effective Time such bank as the Surviving Corporation may designate (the “Paying Agent”), will send a notice and transmittal form to each holder of a certificate theretofore evidencing shares of the Company’s common stock (other than certificates representing Dissenting common stock), advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent (who may appoint forwarding agents with the approval of the Surviving Corporation) such certificate for exchange into the right to receive payment in cash or Common Stock as provided herein. Each such holder, upon surrender of the certificate to the Paying Agent in accordance with such transmittal form (or upon presentation of such other documentation as shall be satisfactory to the Paying Agent), shall receive the appropriate payment in exchange for such certificate. In no event shall the holder of any such surrendered certificate be entitled to receive interest on any of the funds to be received in the Merger.
     (b) At the Effective Time, the Surviving Corporation will cause to be available to the Paying Agent the amount of cash and shares of Common Stock of the Surviving Company necessary to fund the payment for each share of the Company’s common stock. The Paying Agent shall, pursuant to irrevocable instructions, make the payments and issue the Common Stock referred to herein. Such funds and shares of Common Stock shall not be used for any other purpose, except as provided herein. If cash or shares of Common Stock are deposited in respect of shares of common stock that subsequently become Dissenting common stock (as hereinafter defined), the Paying Agent shall promptly return to the Surviving Corporation the appropriate amount of funds and shares of Common Stock.
     (c) If payment for shares of the Company’s common stock is to be made to other than the registered holder, it shall be a condition of the payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the delivery of cash to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.
     (d) Six months following the Effective Time, the Paying Agent shall deliver to the Surviving Corporation any cash and shares of Common Stock not theretofore disbursed to holders of certificates representing shares of the Company’s common stock and thereafter the former holder of such shares of the Company’s common stock shall look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as a general creditor thereof with respect to the consideration which would have been exchanged therefor.

     2.3 Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of the Company’s common stock theretofore outstanding shall thereafter be made.
3. Dissenting Stockholders.
     3.1 Perfecting Dissent. Each outstanding share of the Company’s common stock as to which a written demand for appraisal is delivered to the Surviving Corporation in accordance with the provisions of §53-15-4 of the NMCS (“Dissenter Sections”) and as to which the written demand is not withdrawn and the right to appraisal is not lost shall thereafter neither be entitled to vote for any purpose nor be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record at a date prior to the Effective Time). Each such share of the Company’s common stock (hereinafter called “Dissenting common stock”) shall not be converted into or represent a right to receive consideration pursuant to the terms of the Merger. Any stockholder duly filing such notice is hereinafter called a “Dissenting Stockholder.”
     3.2 Payment to Dissenters. Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of the Dissenter Sections of the NMCS, to payment of the fair value of his shares of the Company’s common stock shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).
     3.3 Loss or Revocation of Dissent. Each share of Dissenting common stock for which the Dissenting Stockholder thereof shall fail to perfect or shall effectively withdraw or lose his right to appraisal of and payment therefor under the applicable provisions of the NMCS shall be converted into and shall represent the right to receive payment as otherwise set forth herein.
     3.4 Company Action Respecting Dissenters. The Company shall give PRC prompt notice upon receipt by the Company of any written demand for appraisal. The Company agrees that prior to the Effective Time of the Merger it will not, except with the prior written consent of PRC, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal by a Dissenting Stockholder, and then only to the extent so agreed to by PRC in such writing.
4. Representations and Warranties of the Company. The Company hereby represents and warrants to PRC as follows:
     4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.
     4.2 Authority Relative to this Agreements. The Company has the necessary corporate power and authority to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement by the Company and the consummation of the transactions contemplated herein have been duly authorized by its Board of Directors and the Board has directed that this Merger Agreement be submitted to the Company’s stockholders for approval. This Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation in accordance with its terms. Except for the approval of its stockholders (and subject to such other conditions provided herein or contemplated hereby), no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Merger Agreement and the transactions contemplated herein. Neither the execution and delivery of this Merger Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Company or any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligations to which the Company is a party, or by which the Company or any of its properties or assets may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.
     4.3 Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 2,229 shares of the Company’s common stock, $1.00 par value, of which 226.710804251 shares are validly issued and outstanding and no shares of such stock are held in the Company’s treasury. All of the outstanding shares of the common stock of the Company have been validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. There are no outstanding rights, options, warrants, contracts or conversion privileges which would require the issuance (or transfer from treasury) by the Company of any of its shares of capital stock.
     4.4 Consents and Approvals of Governmental Authorities. Except for (i) any necessary filings with the Securities and Exchange Commission (“SEC”); and (ii) compliance with applicable state corporation, securities or blue sky laws, to the best of the Company’s knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby, other than consents, approvals, authorizations, declarations, filings or registrations which the failure to make or obtain, either individually or in the aggregate, would not have a material adverse effect upon the Company taken as a whole.
     4.5 Employee Plans. The Company does not currently have and has not within the past twelve (12) months had any employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     4.6 Financial Information. The Company has delivered to PRC complete and accurate income statements for each of the three calendar years ended December 31, 1986 inclusive (the “Reports”). The Reports fairly present the results of operations or other information included therein to the Company for the periods therein set forth.

     4.7 No Undisclosed Liabilities or Obligations. To the best of the Company’s knowledge, the Company does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than liabilities and obligations fully reflected or reserved against in the Reports or disclosed in the notes thereto or as set forth on Schedule 4.7 hereto.
     4.8 Assets. The Company has delivered to PRC a complete and accurate list and brief description of oil and gas properties and mineral interests (the “Assets”) held by the the Company. The Company warrants marketable title to the Assets, limited to the period during which the Company has held title thereto. And, to the best of the Company’s knowledge, all of the Assets are free and clear of all liens, encumbrances, mortgages, assessments, rights of way, security interests, use restrictions, exceptions, variances, reservations or other limitations as might in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company. All of such Assets are in good operating condition and repair (ordinary wear and tear excepted) and substantially conform with all applicable ordinances, regulations and other laws and requirements.
     4.9 Litigation. There are no claims, actions, proceedings, or investigations of any nature pending, or to the knowledge of the Company, threatened, affecting or relating to the Company or any “affiliate” (as such term is defined in the Securities Act of 1933 (the “Securities Act”)) of the Company in their official capacities which, if adversely determined, would adversely affect the properties, assets or business of the Company, or any such claims, actions, proceedings or investigation challenging the validity or propriety of the transactions contemplated in this Merger Agreement nor does the Company know of or have any reason to know of any basis for any such claim, action, proceeding or investigation. Neither the Company nor any of its assets or properties are subject to any order, judgment, decree or governmental restriction which may adversely affect its business or assets or its ability to acquire any property or to conduct business in any area or which may interfere with the transactions contemplated by this Merger Agreement.
     4.10 Patents, Trademarks, Trade Names. The Company does not own or have any rights to any patents, patent applications, trademarks (either registered, common law or registration applied for), trade names or copyrights.
     4.11 Compliance with Applicable Law. To the best of the Company’s knowledge, the Company has at all times held all licenses, permits and authorizations necessary for the lawful conduct of its business, and has complied with, and, to the best of its knowledge, the Company is not in default in any respect under, the applicable statutes, laws, ordinances, rules and regulations of all federal, state, local and foreign governmental bodies, agencies and subdivision having, asserting or claiming jurisdiction over it or over any part of its operations (including, without limitation, local health, environmental, oil and gas pricing and zoning laws), and knows of no violation thereof.
     4.12 Taxes and Tax Returns. To the best of the Company’s knowledge, the Company has duly filed all federal, state and local tax returns required to be filed by it (all such returns being true, correct and complete when filed) and has duly paid or made provisions for the payment of all taxes which have been incurred or are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns. The amounts set up as reserves for taxes, if any, on the Company’s Balance Sheet are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes, whether or not disputed, accrued for or applicable for all years and periods ended as of the date hereof for which the Company may be liable. There are no pending questions relating to, or claims asserted for, taxes or assessments of the Company, nor are there outstanding agreements or waivers extending the statutory period of limitation applicable to any federal income tax return for any period. Proper and accurate amounts have been withheld by the Company from its employees for all periods in full and complete compliance with the tax withholding provisions of applicable federal and state laws. Proper and accurate federal, state, local and other returns have been filed by the Company for all periods for which returns were due with respect to income tax withholding, social security and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included in the Company’s Balance Sheet.
     4.13 Material Contracts.
          (a) Schedule 4.13 annexed hereto contains a complete and accurate list of all material contracts, agreements and commitments to which the Company is a party or by which it is bound, including, without limitation, (i) contracts for the employment of any officer, individual employee, professional person, firm or corporation or independent contractor; (ii) collective bargaining or union agreements; (iii) bank loan or other credit agreements; (iv) bonus, retirement, welfare, pension or retirement arrangements, health or other incentive plan or agreement; (v) leases for real or personal property (reference may be made to the list described in Section 4.8); (vi) contracts or commitments for the purchase of any capital assets or drilling operations; and (vii) other contracts, agreements or commitments, except only (A) contracts, agreements and commitments made by the Company in the ordinary course of business which are terminable by the Company without penalty on not more than thirty (30) days’ prior written notice; and (B) contracts which involve payments of not more than $5,000 in the aggregate. Copies of all such contracts, agreements and commitments have been previously delivered by the Company to PRC. To the best of the Company’s knowledge, all such agreements are valid agreements, and no conditions exist which, with the lapse of time or notice and the lapse of time, constitute or would constitute a default under any of such agreements.
          (b) The Company did not maintain, contribute to, nor during the last five (5) years, terminate, any retirement, pension, deferred compensation, profit—sharing, stock purchase or similar plan, whether formal or not, and whether legally binding or not, covering any employee or officer of the Company.
4.14 Absence of Certain Changes.
          (a) Since July 14, 1987, to the best of the Company’s knowledge, there has not been:
     (i) any material adverse change in the condition (financial or otherwise), business, assets, liabilities, earnings or prospects of the Company;

     (ii) any loss, damage, destruction or other casualty to any of the properties or assets of the Company (whether or not covered by insurance);
     (iii) (A) any increase in the compensation payable or to become payable by the Company to any of its officers, employees, agents or consultants, or (B) any bonus, percentage Compensation, service award or other like benefit, granted, made or accrued to the credit of any such officer, employee, agent or consultant, or (C) any welfare, pension, retirement or similar payment or arrangement made or agreed to by the Company;
     (iv) (A) any sale, issuance, grant of option, warrant or call, or other commitment or agreement of any character by the Company relating to its common stock, or (B) any purchase, redemption or agreement to purchase any Company common stock, or (C) any payment or distribution to the holders of the Company common stock;
     (v) any change in any method of accounting or accounting practice by the Company;
     (vi) discharge or satisfaction of any lien or encumbrance or payment of any obligation or liability (whether absolute, accrued, contingent or otherwise) other than current liabilities shown on the Company’s Balance Sheet or current liabilities incurred since July 14, 1987 in the ordinary course of business;
     (vii) any mortgage, pledge, lien, grant of security interest, charge or other encumbrance on any of its assets, tangible or intangible by the Company;
     (viii) any capital expenditures or commitments by the Company to make any capital expenditures for additions to property or equipment, or entry by the Company into any other transaction other than in the ordinary course of business;
     (ix) any extraordinary losses incurred by the Company, whether or not in the ordinary course of business; or
     (x) any other event or condition of any character which has adversely affected the business, operations, properties, assets or condition, financial or otherwise, of the Company.
     4.15 Management.
     (a) Schedule 4.15 annexed hereto is a complete and accurate list of (i) the amounts being paid to all present or former directors, officers, employees, consultants or agents of the Company for the year ended December 31, 1986 and to be paid for the year ending December 31, 1987; (ii) all outstanding loans or advances to or from any such person listed in subsection (i) above or any “affiliate” or “associate” (as such terms are defined in the rules and regulations promulgated under the Securities Act) of any such person of the Company, and the amount of any such loans or advances during the past thirty-six (36) months; (iii) all transactions since December 31, 1985 between the Company and any entity controlled by an “affiliate” or “associate” of the Company; and (iv) a list of the current officers and directors of the Company, the number of shares of the Company common stock owned beneficially, directly or indirectly, or of record, or both, by each such person and the family relationship, if any, among such persons.
     (b) All transactions described in Schedule 4.15 by reason of Section 4.15(a) (iii) are on terms and conditions substantially similar to those which the Company would have had, had the other party to the agreement not been related.
     4.16 Bank Accounts, Etc. Schedule 4.16 annexed hereto is a complete and accurate list of all bank accounts, credit arrangements and brokerage arrangements maintained by the Company and all persons authorized to sign or act on behalf of the Company with respect thereto, and all safe deposit boxes and other similar custodial arrangements. The Company does not have outstanding any power of attorney or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect to the obligations of any person, corporation, partnership, joint venture, association, organization or other entity.
     4.17 Registration Statement; Proxy Materials. None of the information (other than the information to be furnished by PRC to be included in the Registration Statement on Form S-4) (the Registration Statement”) to be filed with the SEC and none of the information furnished or to be furnished to PRC by the Company for inclusion in the proxy statement referred to in Section 7.2 hereof (the “Proxy Statement”) , which is to be included in and as part of the Registration Statement, will, at the respective times the Registration Statement becomes effective and the Proxy Statement is mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of the Company stockholders referred to in Section 7.2 hereof, necessary to correct any statement in any earlier communications (of which copies have been furnished by the Company) with respect to the solicitation of any proxy in connection with which the Proxy Statement is mailed.
     4.18 Disclosure. To the best of the Company’s knowledge, all facts material to the assets, business, operations and financial condition and prospects of the Company have been disclosed to PRC in writing. No representation or warranty contained in this Merger Agreement, and no statement contained in any Schedule, certificate, list or other writing furnished to PRC pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. Except as referred to in this Agreement or the Schedules hereto, the Company does not have any knowledge of any existing facts or developments of any kind, which the Company has reason to believe would materially and adversely affect the assets, business, operations and financial condition and prospects of the Company.
5. Representations and Warranties of PRC. PRC hereby represents and warrants to the Company as follows:

     5.1 Organization, Qualifications and Capitalization. PRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power to carry on its business as it is now being conducted. As of the date hereof, PRC has 1,000,000 shares of authorized common stock, $.l0 par value (the “PRC Common Stock”).
     5.2 Authority Relative to this Agreement. PRC has the necessary corporate power and authority to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of PRC, and no other corporate proceedings are necessary to authorize this Merger Agreement and the transactions contemplated herein. This Merger Agreement has been duly executed and delivered by PRC and constitutes a valid and binding obligation of PRC in accordance with its terms.
6. Conduct of Business of the Company Pending the Merger. From and after the date hereof and prior to the Effective Time of the Merger, the Company covenants and agrees to conduct operations according to its ordinary and usual course of business and, unless PRC shall otherwise agree in writing or unless heretofore disclosed by the Company to PRC in writing:
     6.1 Change Certificate or Capitalization or Pay Dividends. The Company shall not (i) amend its Certificate of Incorporation or By-Laws; or (ii) split, combine or reclassify its outstanding shares of capital stock; or (iii) declare, set aside or pay any dividend of any type with respect to the capital stock of the Company;
     6.2 Issuance of New Securities. The Company shall not issue or agree to issue any additional shares of its capital stock or any other securities exchangeable or convertible into shares of its capital stock, other than shares issuable upon exercise of options currently outstanding under any stock option plan in accordance with the terms thereof in effect on the date hereof;
     6.3 Preserve Business Intact. The Company shall use its best efforts to preserve intact the business organization of the Company to preserve the good will of those having business relationships with it and to preserve its rights under its contracts, agreements, licenses, permits, registrations, filings, patents, trademarks, service marks, where a notice, approval, consent or other action may be required prior to the Merger in order to effect such succession;
     6.4 Employment Agreements. The Company shall not enter into any employment agreement; and
     6.5 Bonus Plans. The Company shall not adopt any bonus, profit sharing, pension, stock option or similar plan, trust or other arrangement for the benefit of employees, including, but not limited to, any action to vest any benefits in any such plan in any of the participants thereunder to the extent not otherwise vested pursuant to said plan as in effect on the date hereof.
7. Additional Covenants and Agreements.
     7.1 Access and Information. The Company and PRC shall each afford to the other and to the others’ accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect the representations and warranties contained herein, the conditions to the obligations of the parties to consummate the Merger.
     7.2 Stockholders’ Approval; Proxy Statement. The Company agrees that this Agreement shall be submitted and, subject to the fiduciary duties of the Board of Directors of the Company, recommended for approval by the holders of common stock at a meeting of stockholders of the Company, which shall be called and held as soon as practicable after the execution of this Agreement. As soon as practicable after the date hereof, the Company shall prepare and PRC shall cooperate with the Company in such preparation of a proxy statement and form of proxy relating to the Meeting. The term “Proxy Statement” shall mean such proxy statement initially mailed to the Company’s stockholders and all amendments or supplements thereto, if any, similarly filed arid mailed. The Company and PRC each shall use their best efforts to obtain and furnish the information required to be included in the Proxy Statement. The information provided and to be provided by the Company and PRC, respectively, for use in the Proxy Statement shall not, either on the date the Proxy Statement is first mailed to the Company’s stockholders or on the date of the Meeting or on the Closing Date, be false or misleading in any material respect or omit to state any material fact necessary to make such information not false or misleading, and the Company and PRC each agree to correct any such information provided by it for use in the Proxy Statement which shall have become false or misleading.
     7.3 Expenses.
     (a) The Company shall indemnify and hold PRC and any of its affiliates harmless from and against any and all reasonable expenses (including the payment of attorneys’, accountants’ and investment bankers’ fees and expenses) that they may have incurred in connection with the Merger if the Merger is not consummated because the Board of Directors of the Company receives and elects to accept an offer from another party to acquire the Company or a majority of the Company’s shares of common stock.
     (b) The Company shall bear twenty—five percent (25%) of all reasonable expenses incurred in connection with the Merger (including but not limited to the payment of attorneys’, and accountants’ fees and expenses whether by PRC or by the Company) up to an aggregate of $10,000 if the Merger is not consummated due to a failure by the Company to fulfill a condition precedent to PRC’s obligations hereunder or if this Merger Agreement is terminated pursuant to Section 9.1 hereof.
8. Conditions to the Merger.
     8.1 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the Merger of the following conditions:

     (a) PRC shall have performed its respective covenants and agreements contained in this Merger Agreement required to be performed on or prior to the Effective Time of the Merger; the representations and warranties of PRC contained in this Merger Agreement shall be true in all material respects on and as of the Effective Time of the Merger (except as contemplated or permitted by this Merger Agreement); and the Company shall have received a certificate of the President or a Vice President and the Treasurer of PRC, certifying to each of the foregoing effects.
     (b) PRC shall have obtained any and all permits, authorizations, consents or approvals of federal and state securities commissions and of any other public body or authority, domestic or foreign, required, in the opinion of counsel for the Company, for the lawful consummation of the Merger.
     8.2 Conditions to Obligations of PRC to Effect the Merger. The obligations of PRC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the Merger of the following conditions:
     (a) The holders of the outstanding shares of the Company’s common stock shall have adopted the Merger Agreement in the manner required by the NMCS and the Company’s Certificate of Incorporation; and
     (b) The Company shall have performed its covenants and agreements contained in this Merger Agreement required to be performed on or prior to the Effective Time of the Merger; the representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects on and as of the Effective Time of the Merger (except as contemplated or permitted by this Merger Agreement); and PRC shall have received a certificate of the President or a Vice President of the Company certifying to each of the foregoing effects.
     (c) PRC shall have received an opinion from Bob Strand, Esq., counsel to the Company, dated the Effective Time of the merger, satisfactory to PRC, substantially to the effect that:
     (i) the Company has taken all requisite corporate action to approve and adopt this Merger Agreement; and
     (ii) the Merger, when consummated will have been effected in accordance with the applicable statutory provisions,
     (d) The Company shall have obtained any and all consents or waivers from other parties to loan agreement, licenses or other contracts material to the Company’s business, and the Company shall have obtained any and all permits, authorizations consents or approvals of state securities commissions and of any other public body or authority, domestic or foreign, required, in the Opinion of counsel for PRC, for the lawful consummation of the Merger.

     (e) Except as Previously disclosed by the Company in writing to PRC, since July 14, 1987 there shall not have occurred:
     (i) any change, or any development involving a prospective change, which may materially and adversely affect the business, financial condition or operations of the Company, taken as a whole;
     (ii) any declaration or setting aside for payment of any dividend (whether in cash, stock or property) with respect to the capital stock of the Company;
     (iii) any new borrowing or capital expenditure or commitment (other than borrowings and capital expenditures or commitments through the date hereof in the ordinary course of business and consistent with past practice);
     (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business or properties of the Company taken as a whole;
     (v) any material change in the accounting methods or principles used for financial reporting purposes by the Company,. except as may have been required by a change in generally accepted accounting principles or as may have been concurred with by the Company’s independent public accountants; or
     (vi) any agreement whether in writing or otherwise, to take any action described in this Section.
     (f) The Company shall be determined by PRC to have good and marketable title to all of its material properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets which it purports to own as reflected on the balance sheet of the Company dated December 31, 1986 (the Balance Sheet) or acquired after the date thereof (except for properties and assets sold since the date of the Balance Sheet in the ordinary course of business and consistent with past practice). None of the properties or assets reflected on the Balance Sheet shall be subject to any mortgage, pledge, lien, security interest, encumbrance, claim, or charge of any kind except (i) statutory liens not yet delinquent, (ii) liens that do not materially detract from or materially interfere with the present use of the properties or assets subject thereto or affected thereby, or otherwise materially impair present business operations of such properties, (iii) liens shown on the Balance Sheet as securing specified liabilities or obligations with respect to which no default exists, (iv) liens arising in the ordinary course of business and consistent with past practice since the date of the Balance Sheet and disclosed in writing to PRC, (v) liens for taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions, and (vi) liens reflected in the financial statements for the year ended December 31, 1986.

     (g) Except as previously disclosed by the Company to PRC there shall be no suit, action or proceeding pending or, to the knowledge of the Company, threatened, or affecting the Company which can reasonably be expected to materially and adversely affect the business, financial condition or operations of the Company, taken as a whole, nor shall there be any judgment, decree, injunction, rule, order or investigation of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be foreseen, in the future is likely to have, any such effect.
     (h) All leases pursuant to which the Company is lessee or lessor shall be valid and effective in accordance with their respective terms; there shall be no existing defaults thereunder which would materially adversely affect the financial condition, business or results of operations of the Company taken as a whole; and no event shall have occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default by the Company.
     (i) The Company shall. own, or be licensed or otherwise have the full right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their respective businesses as currently conducted which are material to the financial condition, results of operations or business of the Company taken as a whole.
     (j) Neither the Company nor any of their officers, directors or employees shall have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fee in connection with the transactions contemplated herein.
     (k) The Company shall have received all approvals, authorizations, consents, licenses, franchises, orders and other permits of all governmental or regulatory agencies, whether federal, state or local, the absence of which would materially impair the operation of the business of the Company taken as a whole as it is now being conducted.
9. Termination, Amendment and Waiver.
     9.1 Termination. This Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the stockholders of the Company:
     (a) by mutual written consent of the Boards of Directors of PRC and the Company;
     (b) by the Board of Directors of PRC if the meeting of of the Company’s shareholders to consider the Merger Agreement is not held by May 30, 1988, or the Effective Time shall not have occurred on or before June 15, 1988;
     (c) by the Board of Directors of PRC if the holders of more than 10% of the shares of the Company’s common stock outstanding immediately prior to the meeting shall have demanded appraisal of their shares in the manner required under the Dissenter Sections of the NMCS and not withdrawn (or deemed to have withdrawn) their demand;

     (d) by either PRC or the Company, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; and
     9.2 Effect of Termination. In the event of termination of this Merger Agreement by either the Company or PRC as provided in Section 9.1, this Merger Agreement shall forthwith become void and there shall be no liability on the part of the Company or PRC or their respective officers or directors except as provided in Section 7.3 hereof.
     9.3 Amendment. This Merger Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, no ) amendment shall be made without the further approval of such stockholders if such amendment would reduce the price to be paid for shares of the Company’s common stock or would, or in the opinion of the Board of Directors of the Company, in any way materially adversely affect the rights of such stockholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     9.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties hereto, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein except that the condition contained in Section 8.2(a) may not be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.
10. Miscellaneous.
     10.1 Survival of Representations and Warranties and Agreements. If the Merger does not become effective and this Merger Agreement is terminated in accordance with its terms, all representations, warranties and agreements in this Merger Agreement or in any instrument delivered pursuant to this Merger Agreement shall not survive except for the covenants and agreements contained in Section 7.3 hereof. If the Merger becomes effective as provided by this Merger Agreement, all representations and warranties of this Merger Agreement or in any instrument delivered pursuant to this Merger Agreement shall survive the Merger.
10.2 Closing. The closing of the transaction contemplated by this Merger Agreement shall take place at the offices of Panhandle Royalty Company, 2525 Northwest Expressway, Oklahoma City, Oklahoma, as soon as practical on the later of (a) the day of the meeting of NMO shareholders; and (b) the day on which the last of the conditions set forth in Section 8 are fulfilled or waived; or (c) at such other time and place as the parties hereto shall agree. The time and date on which the closing of the transaction contemplated by this Merger Agreement occurs is herein called the “Effective Time.” As soon as practicable thereafter, the parties shall cause the Effective Time to occur.
     10.3 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the address listed on the signature page hereof (or at such other address for a party as shall be specified by like notice).
     10.4 Counterparts. This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.
     10.5 Governing Law. This Merger shall be governed in all respects by the laws of the State of Oklahoma.
     10.6 Remedies. If, by reason of the breach of any agreement contained herein, the Merger is not consummated as contemplated hereby, the party injured by such breach, shall be entitled to pursue any and all other remedies to which it may be entitled. Such remedies shall be cumulative and the pursuit by the injured party of any of its remedies shall not be deemed an election among such remedies or the waiver of any other remedy.
     10.7 Entire Agreement. This Merger Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, written or oral, among the parties hereto with respect to the subject matter hereof.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ATTEST:	PANHANDLE ROYALTY COMPANY

/s/ Albert F. Schrempp	By:	/s/ Rex U. Lollar

Secretary		Title: Rex U. Lollar
Albert F. Schrempp		President

ATTEST:	NEW MEXICO-OSAGE COOPERATIVE
ROYALTY COMPANY

/s/	By:	/s/

Secretary	Title:

FEE: $5.00
FILE IN DUPLICATE
STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR AGENT

STATE OF Oklahoma	)
)
COUNTY OF Oklahoma	)
TO THE SECRETARY OP STATE OF THE STATE OF OKLAHOMA:
     The undersigned corporation, organized and existing under the laws of the State of Oklahoma, for the purpose of changing its registered agent or its registered office, or both, in Oklahoma, as provided by the “Business Corporation Act” of Oklahoma. represents that:
     1. The name of the corporation is: Panhandle Royalty Company.
     2. The present registered office (including Street and number) is: Suite 610, Coury Center, 2525 N.W. Expressway, Okla. City, OK 74112.
     3. The registered office (POST OFF BOX NOT ACCEPTABLE) is changed to: Grand Centre, Suite 210, 5400 N. Grand Blvd., Okla. City, OK 743112.
     4. The name and address of its present registered agent is: Wanda C. Tucker, Suite 610, Coury Center, 2525 N. W. Expressway, Okla. City, OK 73112.
     5. The name and address (if Domestic Corporation must be identical to registered office) of its new registered agent is: Wanda C. Tucker, Grand Centre, Suite 210, 5400 N. Grand Blvd., Okla. City, OK 73112
     6. Such change was authorized by resolution duly adopted by the Board of Directors.
     IN WITNESS WHEREOF, the undersigned corporation has caused this statement to be executed in its name by its President, attested by its Secretary, this 19th day of November, 1982.

(CORPORATE SEAL)	Panhandle Royalty Company

(Exact Corporate Name)

	By	/s/ Rex U. Lollar

Its President Rex U. Lollar

ATTEST:

/s/ Albert F. Schrempp

Its Secretary Albert F. Schrempp

1

STATE OF Oklahoma	)
	)	ss
COUNTY OF Oklahoma	)
     Before me, a Notary Public in and for said County and State, on this 19th day of November, l982, personally appeared Rex U. Lollar, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing Statement, as its President, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

/s/ V’nita K. Durant
NOTARY PUBLIC V’nita K. Durant

(NOTARIAL SEAL)
My Commission expires 11-9-85

2

AMENDED ARTICLES OF INCORPORATION	FEE: $25.00
(Minimum)
PLEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of Twenty-five Thousand Dollars ($25,000.00) the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.
TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned,	Address	City and State
610 Coury Center,
Panhandle Royalty Company	2525 NW Expressway	Oklahoma City, OK 73112
being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the “Business Corporation Act” of the State of Oklahoma, do hereby execute and submit the following amended Articles of Incorporation.
(1) The name of the corporation is Panhandle Royalty Company (If the corporate name is changed, please show the former name also).
(2) A. No Change, As Filed X
     B. As Amended — The address of the registered office in Oklahoma is ___, City of ___, and the name of the registered agent at such address is ___.
(3) A. No Change, As Filed X
     B. As Amended -The duration of the corporation is ___years.
(4) A. No Change, As Filed X
     B. As Amended — The purpose or purposes for which the corporation is formed are:
(5) A. No Change, As filed ___
     B. As Amended — The aggregate number of the authorized shares itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

CLASS	SERIES	NUMBER OF SHARES	PAR VALUE — NO PAR VALUE

A Common	(Voting)	1,000,000	Ten cents
B Common	(Non-Voting)	500	One dollar
(6) A. No Change, As filed X
     B. As Amended — The amount of stated capital with which the corporation shall have is $___, which has been fully paid in (must be at least $500.)
     (7) A. No Change, As filed X
     B. As Amended — The number and class of shares to be allotted by the corporation consideration to be received therefor are:

CLASS SERIES	NUMBER OF SHARES	CONSIDERATION TO BE RECEIVED

(8) A. No Change, As filed X
     B. As Amended — The number of directors is ___.
PLEASE COMPLETE ONE OF THE FOLLOWING, (9) (10) or (11), depending upon the method of Execution of the amended Articles of Incorporation.
(9) IF SUCH AMENDMENT BE BY THE CORPORATION UPON THE APPROVAL 0F THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH: (a) Such amendment was proposed by a resolution of the Board of Directors on the 14th day of December, 1981
(b) The amendment was adopted by a vote of the shareholders in accordance with the provisions of 18 O.S. 1971, 1.153.
(c) The meeting of the shareholders of the corporation at which the amendment was adopted was held at 2525 NW Expressway. Oklahoma City OK.
(d) Notice of the meeting was given by the Secretary in writing for a period of 30 days in advance of the meeting.
(e) The class and number of shares voted for and against such amendment was:

CLASS	NUMBER OF SHARES	VOTED FOR	VOTED AGAINST

A Common	70,408	39,911	4,105
B Common	500	500	0

(Corporate Seal)	Panhandle Royalty Company

Exact Corporate Name

ATTEST:

/s/ Albert F. Schrempp	/s/ Rex U. Lollar

by its Secretary	by its President
(10) IF SUCH AMENDMENT BE BY THE INCORPORATORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a) No shares of the corporation have been allotted.
(b) The corporation has not begun .or transacted any business or incurred any indebtedness except such business or indebtedness as shall have been incidental to its organization or to the obtaining of subscriptions or payment for its shares; and
(c) No subscriptions have been taken and no shares have been subscribed for; OR Subscriptions have been taken and ___shares subscribed for, and the sub scribers for at least two/thirds of such number of shares have signed and filed with the Incorporators-Secretary of the corporation their written consent to the amendment. As provided for in 18 O.S. 1971, § 1.152.

(Majority of Incorporators must sign)

(Notarial Seal)

NOTARY PUBLIC
My Commission expires                                                              .
(11) IF SUCH AMENDMENT BE BY THE BOARD OF DIRECTORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH;
(a) The general nature of the amendment is ___. (b) As provided for in 18 0.5. 1971, § 1.162, a resolution of amendment was adopted at a meeting duly called on the ___ day of ___, 19 ___.

(Majority of Incorporators must sign)

(Corporate Seal)

     Subscribed and sworn to before me this ___ day of ___, 19___.

(Notarial Seal)

NOTARY PUBLIC
My Commission expires                                                              .

ARTICLES OF MERGER
TO THE SECRETARY OF STATE
OF THE STATE OF OKLAHOMA:
     The undersigned corporation, pursuant to §§ 165-169 of the “Business Corporations Act” of the State of Oklahoma, hereby executes the following Articles of Merger:
ARTICLE ONE
     1. The names of the constituent corporations merged and the names of the states, territories, or countries under the laws of which such corporations are incorporated are:

NAME OF CORPORATION	PLACE OF INCORPORATION

Panhandle Cooperative Royalty Company	Oklahoma

Panhandle Royalty Company	Oklahoma
     2. No constituent corporation is a foreign corporation.
     3. The respective addresses of the Registered offices in Oklahoma of the constituent corporations are:
Panhandle Cooperative Royalty Company, Suite 610, 2525 N. W. Expressway, Oklahoma City, Oklahoma 73112.
Panhandle Royalty Company, Suite 610, 2525 N. W. Expressway, Oklahoma City, Oklahoma 73112.
ARTICLE TWO
     1. The name of the surviving Oklahoma corporation shall be Panhandle Royalty Company.
     2. The address of its Registered office in Oklahoma is Suite 610, 2525 N. W. Expressway, Oklahoma City, Oklahoma 73112; and the name and full address of its registered agent is Wanda Tucker, Suite 610, 2525 N. W. Expressway, Oklahoma City, Oklahoma 73112.
     3. Its period of duration is 50 years.
     4. Its purposes are:
     To acquire, manage, explore and produce by whatever means prudent and necessary, mineral rights of whatsoever kind and nature, including oil and gas and its kindred substances and derivatives; also including other minerals of every nature, whether liquid, gaseous or solid, which may be obtained by mining, drilling or otherwise, wherever found; to construct buildings, pipe lines, or processing equipment considered necessary to explore, develop, process and market same to the best advantage of the company.
     5. The aggregate number of shares which the corporation is authorized to allot is 100,500 divided into 2 classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS	NO. OF SHARES	PAR VALUE

A Common (VOTING)	100,000	$1.00

B Common (NON VOTING)	500	$1.00
The corporation has no shares of any preferred or special class, and no shares will be allotted in series.
     6. The amount of stated capital of the surviving corporation is $500.00.
     7. The class and number of shares to be allotted by the corporation before it shall commence business, and the consideration to be received by the corporation therefor, are:

CLASS	NUMBER OF SHARES	CONSIDERATION

A Common	500	$500.00
     8. The present number of directors of the surviving corporation is seven.
     9. There are provisions limiting or denying the shareholders the preemptive right to acquire additional shares of the corporation which are “No shareholder shall have preemptive rights”.
     10. There are no provisions inconsistent with law and regulation of the affairs of the corporation.
ARTICLE THREE
     1. Certified copies of the resolutions of each constituent corporation, as provided for in sub-sections “b” and “c” of §165 of the “Business Corporations Act” are hereto attached.
     2. Certified copies of the resolutions of each constituent corporation as provided for in sub-sections “a” and “b” of §166 of the “Business Corporations Act” are contained in the certified resolutions referenced in paragraph 1, above, attached hereto.

     3. A copy of the notice to the shareholders of each constituent corporation required under sub-section “a” (2) of §166 of the “Business Corporations Act” is hereto attached.
     4. As to each constituent corporation, the number of shares outstanding were:

	TOTAL NUMBER	TOTAL NUMBER
	SHARES SHARES	ENTITLED
NAME	OUTSTANDING	TO VOTE

Panhandle Cooperative Royalty Company	1404.2928	1404.2928

Panhandle Royalty Company	500	500
     5. As to each corporation, the number of shares voted for and against the plan respectively were:

	TOTAL SHARES	TOTAL SHARES
NAME	VOTED FOR	VOTED AGAINST

Panhandle Cooperative Royalty Company	931.4667	31.8833

Panhandle Royalty Company	500	500
     6. The names and respective addresses of the present officers, including the directors, of each constituent corporation are:
Panhandle Cooperative Royalty Company
President/Director:
R. R. Sheets, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Executive Vice President/Director:
Rex U. Lollar, Suite 610, 2525 N.W., Expressway, Oklahoma City, OK 73ll2
Vice President/Director:
Leroy Vick, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Secretary-Treasurer/Director:
Claude L. Kirkman, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Assistant Secretary:
Wanda Tucker, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112

Assistant Secretary and Assistant Treasurer:
Albert F. Schrempp, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Director:
Huff Kelly, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Director:
Ralph W. Dennis, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Director:
Leon Olson, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Panhandle Royalty Company
President/Director:
R. R. Sheets, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Executive Vice President/Director:
Rex U. Lollar, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Vice President/Director:
Leroy Vick, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Secretary-Treasurer/Director:
Claude L. Kirkman, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Assistant Secretary:
Wanda Tucker, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Assistant Secretary and Assistant Treasurer:
Albert F. Schrempp, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Director:
Huff Kelly, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Director:
Ralph W. Dennis, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
Director:
Leon Olson, Suite 610, 2525 N.W. Expressway, Oklahoma City, OK 73112
7. Neither of the constituent corporations is a foreign corporation.

     IN WITNESS WHEREOF, the surviving corporation has caused these Articles of Merger to be executed in its name, by its President, and attested by the Secretary, this 26 day of September, 1979.

Panhandle Royalty Company
ATTEST:
By:	/s/ R. R. Sheets

President
/s/ Claude L. Kirkman

Secretary

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)
     Before me, a Notary Public in and for said County and State, on this 26 day of September, 1979, personally appeared R. R. Sheets, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing Articles of Merger as its President and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.
     Witness my hand and official seal the day and year last above written.

/s/ Wanda C. Tucker

My Commission Expires:	Notary Public

Nov. 28, 1982

FORM NO. 5	FILE IN DUPLICATE	FEE: $3.00
STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR AGENT

STATE OF Oklahoma	)
)
COUNTY OF Oklahoma	)
TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:
     The undersigned corporation, organized and existing under the laws of the State of Oklahoma , for the purpose of changing its registered agent or its registered office, or both, in Oklahoma, as provided by the “Business Corporation Act” of Oklahoma, represents that:
1. The name of the corporation is: Panhandle Royalty Company.
2. The present registered office (including Street and number) is: 2525 N. W. Expressway, Suite 610, Oklahoma City, Okla. 73112.
3. The registered office (POST OFFICE BOX NOT ACCEPTABLE) is changed to: same.
4. The name and address of its present registered agent is: Lou L. McGee, 2525 N.W. Expressway, Suite 610, Okla. City, OK 73112.
5. The name and address (if Domestic Corporation must he identical to registered office) of its new registered agent is: Wanda C. Tucker 2525 N. W. Expressway, Suite 610, Okla. City, Okla. 73112.
6. Such change was authorized by resolution duly adopted by the Board of Directors.
     IN WITNESS WHEREOF, the undersigned corporation has caused this statement to be executed in its name by its President, attested by its Asst. Secretary, this 27th day of April, 1979.

(CORPORATE SEAL)	PANHANDLE ROYALTY COMPANY

(Exact Corporate Name)

	By	/s/ R. R. Sheets

Its President, R.R. Sheets
ATTEST:

/s/ Albert F. Schrempp

Its Asst. SECRETARY, Albert F. Schrempp

STATE OF OKLAHOMA	)
	)	ss
COUNTY OF OKLAHOMA	)
     Before me, a Notary Public in and for said County and State, on this 27th day of April, l979, personally appeared R. R. Sheets to me known to be the identical person who subscribed the name of the maker thereof to the foregoing Statement, as its President, and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

/s/ Wanda C. Tucker
NOTARY PUBLIC Wanda C. Tucker

(NOTARIAL SEAL)
My Commission expires Nov. 28, 1982

ARTICLES OF INCORPORATION
OF
PANHANDLE ROYALTY COMPANY

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)
TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA
     We, the undersigned incorporators, being persons legally competent to enter into contracts for the purpose of forming a corporation under “The Business Corporation Act” of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is PANHANDLE ROYALTY COMPANY.
ARTICLE TWO
     The address of its registered office in the State of Oklahoma is 610 Coury Center, 2525 N. W. Expressway, Oklahoma City, Oklahoma 73112, and the name of its registered agent is Lou L. McGee, her address being the same as the registered office’s address.
ARTICLE THREE
     The duration of this corporation is fifty years.
ARTICLE FOUR
The purpose for which this corporation is formed is to acquire, manage, explore, and produce by whatever means prudent and necessary, mineral rights of whatsoever kind and nature, including oil and gas and its kindred substances and derivatives; also including other minerals of every nature, whether liquid, gaseous or solid, which may be obtained by mining, drilling, or otherwise, wherever found; to construct buildings, storage facilities, pipe lines or processing equipment considered necessary to explore, develop, process and market same to the best advantage of the company.
ARTICLE FIVE
     The aggregate number of shares which this corporation shall have the authority to allot is:
100,000 shares of Class A common at $1.00 par value; and,
500 shares of Class B common at $1.00 par value.
     The designation of each class, the number of shares of each class and the par value of the shares of each class are as follows:

CLASS	NUMBER OF SHARES	PAR VALUE PER SHARE

A Common	100,000	$1.00
B Common	500	$1.00
Each holder of Class A Common Stock shall be entitled to one vote without regard to the number of shares owned by the shareholder. Class B Common Stock shall be nonvoting stock of the corporation.
ARTICLE SIX
     The amount of stated capital with which it will begin business is $500.00, which has been fully paid in.
ARTICLE SEVEN
     The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

		CONSIDERATION TO
CLASS	NUMBER OF SHARES	BE RECEIVED

A Common	500	$500.00
ARTICLE EIGHT
     The number of directors to be elected at the first meeting of the shareholders is seven.
     IN WITNESS WHEREOF, we have hereunto set our respective signatures at Oklahoma City, Oklahoma, on this 11th day of December, 1978.

/s/ Jack G. Bush
Jack G. Bush
600 Oklahoma Mortgage Tower 5100 North Brookline Oklahoma City, OK 73112 (405) 947-8333

/s/ James K. Larimore
James K. Larimore
600 Oklahoma Mortgage Tower 5100 North Brookline Oklahoma City, OK. 73112 (405) 947-8333

/s/ Gary R. Underwood
Gary R. Underwood
600 Oklahoma Mortgage Tower 510 North Brookline Oklahoma City, OK 73112 (405) 947-8333

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)
     Before me, a Notary public in and for said County and State on this 11th day of December, 1978, personally appeared Jack G. Bush, James K. Larimore and Gary R. Underwood, to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

My Commission Expires:
9/12/82	/s/ Linda S. Calnan

Notary Public

AFFIDAVIT AS TO PAID IN CAPITAL

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)
     Jack G. Bush, James K. Larimore and Gary R. Underwood, of lawful age, being first duly sworn, each deposes and says that the above-named affiants are the incorporators of PANHANDLE ROYALTY COMPANY, a proposed corporation and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation has been fully paid in.

/s/ Jack G. Bush
Jack G. Bush

/s/ James K. Larimore
James K. Larimore

/s/ Gary R. Underwood
Gary R. Underwood

     Subscribed and sworn to before me this 11th day of December, 1978.

My Commission Expires:
9/12/82	/s/ Linda S. Calnan

Notary Public

FORM NO. 11	FEE $3.00
CONSENT TO SIMILAR NAME
TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:
     The undersigned corporation, in compliance with Section 11(c) of the “Business Corporation Act” of the State of Oklahoma, hereby consents to the use of the name or a similar name.
     1. The name of the consenting corporation is: Panhandle Cooperative Royalty Company and it is organized under the laws of the State of Oklahoma.
     2. The consenting corporation is about to:
Change its name
Cease to do business X
Withdraw from Oklahoma
Be wound up
     3. The name of the corporation to which this consent is given is Panhandle Royalty Company (about to be) organized under the laws of the State of Oklahoma.
     IN WITNESS WHEREOF, this corporation has caused this consent to be executed this 11 day of December, 1978.

Panhandle Cooperative Royalty Company
(Name of corporation)

By	/s/ R. R. Sheets

Its President
CORPORATE SEAL
Attest:

/s/ Lou L. McGee

Its Secretary